Exhibit 99.1

FOR IMMEDIATE RELEASE: MAY 4, 2020

LEGGETT & PLATT REPORTS 1Q RESULTS AND COVID-19 IMPACTS

Carthage, MO, May 4, 2020 —

Diversified manufacturer Leggett & Platt reported its first quarter 2020 results of operations, impacts from the COVID-19 pandemic on its business, and responsive actions.

SUMMARY

•	Crisis response team managing health and safety issues and a comprehensive plan for safe and productive long-term operation

•

Sales remained at weekly average levels that were consistent with 2019 through mid-March; rapid declines in last two weeks of first quarter have stabilized through the first three weeks of the second quarter and are currently at approximately 55% of average levels

•	Aggressive cost reductions; aligned variable cost structure to current demand levels; eliminated non-essential expenses; expect full year fixed cost reduction of $130–$150 million

•	Liquidity, as of March 31, of $734 million; $506 million of cash and $228 million in available capacity under our commercial paper program, backed by a revolving credit facility

•	Reduced full year capital expenditure budget by over 60% to $60 million; halting acquisitions; remaining 2020 debt maturities of $37.5 million with no significant debt maturities until August 2022

•	Dividend decision to be made at May Board meeting based upon impact from evolving economic conditions

•	2020 guidance suspended, as previously announced on April 2nd

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “I want to thank our employees and acknowledge their dedication and effort as we face unprecedented change from the COVID-19 pandemic. Our first priority is the health and safety of our employees and their families, along with our customers, suppliers and the communities we serve around the world. We have taken early and decisive action to protect our employees and ensure as safe a work environment as we possibly can.

“Like so many in our community and around the world, we are facing significant business challenges as a result of the COVID-19 pandemic. These extraordinary circumstances have forced us to make very difficult decisions as we take steps to reduce costs during this period of drastic decreases in demand. We rapidly deployed cost savings measures across the Company, significantly reducing production levels and enacting temporary layoffs. We are also aggressively reducing fixed costs and cutting capital spending.

“Our long-term fundamentals have not changed. We continue to be leaders in most of our markets, focused on innovation and working closely with our customers to provide more of what they need to be successful. Our capabilities are unmatched in our large and expanding addressable markets. The diversity of our businesses makes us stronger. We have an outstanding track record of strong cash flow and we remain committed to our long-standing transparency and financial discipline. We are focused on doing everything we can to return our employees to work. We are confident we will emerge from this crisis in a very strong position.”

FIRST QUARTER 2020 RESULTS

First quarter sales of $1.045 billion, a 9% decrease versus first quarter last year.

•	Organic sales were down 12%:

•	Volume down 9%, largely from COVID-19 impacts in the last two weeks of the quarter; exited business reduced sales 3%

•	Raw material-related selling price decreases and negative currency impact -3%

•	Acquisitions added 3% to sales growth (primarily ECS)

First quarter EBIT was $81 million, down $17 million or 18% from first quarter last year, and adjusted1 EBIT was $93 million, a $12 million decrease.

•	EBIT and adjusted[1] EBIT declined primarily from lower volume and higher bad debt expense of $12 million, partially offset by lower raw material costs

•	1Q 2020 adjustments include an $8 million non-cash impairment charge related to a note receivable and a $4 million non-cash charge to write off stock associated with a business we divested in 2008

•	1Q 2019 adjustments include $6 million in restructuring-related charges and $1 million of costs incurred with the ECS acquisition

•	EBIT margin was 7.7%, down from 8.5% in the first quarter of 2019, and adjusted[1] EBIT margin was 8.9%, down from 9.1%

•	LIFO in the first quarter of 2020 was a benefit of $2.0 million (pretax), versus no benefit or expense in the first quarter of 2019.

First quarter EPS was $.34, an $.11 decrease versus first quarter 2019. First quarter adjusted1 EPS was $.41, a decrease of $.08. The decrease primarily reflects lower EBIT and a higher tax rate ($.02/share).

First Quarter Debt, Cash Flow and Dividends

•	Debt was 3.48x trailing 12-month adjusted[1] EBITDA

•	Operating cash flow was $10 million in the first quarter, a decrease of $21 million versus first quarter last year primarily from lower earnings

•	First quarter dividend was $.40, two cents higher than last year’s first quarter

SEGMENT RESULTS – First Quarter 2020 (versus 1Q 2019)

Bedding Products –

•	Trade sales were down 11%

•	Organic sales decreased 15%

•	Volume was down 11%, primarily from exited volume in Fashion Bed and Drawn Wire and demand declines in U.S. Spring, partially offset by growth in Adjustable Bed

•	Raw material-related price decreases reduced sales 4%

•	ECS acquisition sales added 4%

•	EBIT decreased $14 million,

•	primarily from 1Q 2020 items including an $8 million non-cash impairment related to a note receivable, lower metal margin in our rod mill, and increased bad debt expense

•

partially offset by the non-recurrence of 1Q 2019 items including, $6 million in restructuring-related charges, a $5 million charge related to ECS acquired inventories and $1 million of costs incurred with the ECS acquisition

[1]	Please refer to attached tables for Non-GAAP Reconciliations.

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Specialized Products –

•	Trade sales decreased 11%

•	Volume was down 9%, from demand declines in Automotive and Hydraulic Cylinders

•	Currency impact decreased sales 2%

•	EBIT decreased $8 million, primarily from lower volume

Furniture, Flooring & Textile Products –

•	Trade sales were down 5%

•	Organic sales decreased 7%

•	Volume decreased 5%, primarily from lower demand in Work Furniture and Home Furniture

•	Raw material-related selling price decreases and negative currency impact reduced sales 2%

•	A small Geo Components acquisition added 2% to sales

•

EBIT increased $8 million, primarily from lower raw material costs and the non-recurrence of $1 million restructuring-related charges, partially offset by lower volume in Work Furniture and Home Furniture

COVID-19 RESPONSE AND IMPACT

•	Focus on protecting our employees

•	Crisis response team dedicated to helping our business leaders respond to workplace health and safety issues and protocols, interpret government orders and secure personal protective equipment

•	Developed comprehensive plan for safe and productive long-term operation

•	Sales trends

•	Average weekly sales in 2019 and through first 11 weeks of 2020 ~$90 million

•	Significant declines in last two weeks of Q1, with sales down ~40% of weekly average

•	First three weeks of Q2, sales down ~50% vs. weekly average

•	Cost structure 75% variable, 25% fixed

•	Aligned variable cost structure to current demand levels

•	Fixed cost reductions, expected to drive 2020 savings of $130–$150 million

•	Eliminated non-essential expenses

•	Postponed major projects

•	Reduced executive officer and Board compensation

•	Focus on preserving capital and protecting financial well-being of company in uncertain environment

•	Optimizing cash flow

•	Closely monitoring accounts receivable and collections

•	Controlling inventory

•	Reducing capital expenditures

LIQUIDITY AND BALANCE SHEET

•	Carefully monitoring liquidity and cash position

•	$734 million of liquidity at March 31

•	$506 million of cash on hand

•	$228 million in capacity remaining under revolver

•	Debt at March 31

•	LT debt of $2.4 billion, including $422 million of commercial paper outstanding

•	No significant maturities until August 2022

•	Commercial paper outstanding and capacity at May 1

•	$278 million of commercial paper outstanding

•	Weighted average interest rate of 2.53% and weighted average maturity of ~48 days

•	$372 million in capacity remaining under revolver

•	Currently in process with our banks to amend the covenant in our revolving credit facility

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USES OF CASH

•	Remaining 2020 debt maturities of $37.5 million; no significant maturities until August 2022

•	Capital expenditures cut by over 60% to approximately $60 million

•	Acquisitions halted

•	Dividend decision to be made at May Board meeting based upon impact from evolving economic conditions

ANNUAL MEETING

Due to health concerns associated with the COVID-19 outbreak, Leggett is limiting the Annual Shareholders Meeting to only accepting ballots, discussion, if any, and reporting results of voting for the four proposals described in the Company’s Proxy Statement dated March 31, 2020. The Company does not plan to make traditional product or any other presentations. The Company encourages shareholders to vote by proxy and not attend in person.

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information and COVID-19 response details is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, May 5. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Second quarter results will be released after the market closes on Monday, August 3, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 137-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units and 140 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, the timing regarding whether to declare a dividend; annualized savings from deploying cost savings measures, including fixed cost actions; savings from pausing/postponing major projects; the ability to maintain a strong liquidity and cash position; the amount of repatriated cash; maintaining a strong record of cash flow; the amount of capital expenditures; the temporary nature of the employee layoffs; limiting acquisitions; our ability to collect receivables within their terms; our ability to manage inventory; the amount of borrowing capacity under our commercial paper program and credit facility; and our ability to obtain a covenant amendment under the credit facility. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow and financial condition caused by the COVID-19 pandemic which has and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries (b) our manufacturing facilities’ ability to remain open, or to re-open if closed (either from the lack of demand or mandatory governmental closure), obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our laid off employees, (d) our ability to collect trade and other notes receivables in accordance with their terms; (e) potential impairment of goodwill and long-lived assets, and (f) our ability to access the commercial paper market or borrow under our revolving credit facility, including our ability to comply with the restrictive covenants in our credit facility that may limit our operational flexibility

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and our ability to pay our debt when it comes due; (ii) the Company’s ability to achieve its operating targets; (iii) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (iv) market conditions; (v) price and product competition from foreign and domestic competitors, (vi) cost and availability of raw materials and labor, fuel and energy costs, (vii) our ability to generate cash sufficient to pay the dividend, (viii) our ability to repatriate cash from offshore accounts; (ix) net interest expense, tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the amount of fully diluted shares, depreciation and amortization, litigation risks, and restructuring-related costs; (x) the preliminary nature of savings estimates; and (xi) other risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 8-K reports filed with the SEC.

CONTACT :    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Wendy M. Watson, Vice President, Investor Relations

Cassie J. Branscum, Manager, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	May 4, 2020

RESULTS OF OPERATIONS

	FIRST QUARTER
(In millions, except per share data)	2020	2019	Change
Net trade sales	$1,045.5	$1,155.1	(9)%
Cost of goods sold	822.7	922.1

Gross profit	222.8	233.0	(4)%
Selling & administrative expenses	117.8	118.6	(1)%
Amortization	16.4	14.1
Other expense (income), net	7.9	2.1

Earnings before interest and taxes	80.7	98.2	(18)%
Net interest expense	20.0	20.0

Earnings before income taxes	60.7	78.2
Income taxes	15.0	17.1

Net earnings	45.7	61.1
Less net income from non-controlling interest	—	0.1

Net earnings attributable to L&P	$45.7	$61.2	(25)%

Earnings per diluted share
Net earnings per diluted share	$0.34	$0.45	(24)%
Shares outstanding
Common stock (at end of period)	132.3	131.2	0.8%
Basic (average for period)	135.4	134.4
Diluted (average for period)	135.6	135.0	0.4%
CASH FLOW
	FIRST QUARTER
(In millions)	2020	2019	Change
Net earnings	$45.7	$61.1
Depreciation and amortization	47.5	46.3
Working capital decrease (increase)	(109.4)	(92.8)
Impairments	3.5	2.9
Other operating activity	23.1	13.9

Net Cash from Operating Activity	$10.4	$31.4	(67)%
Additions to PP&E	(24.2)	(31.8)
Purchase of companies, net of cash	—	(1,244.3)
Proceeds from business and asset sales	0.7	0.2
Dividends paid	(52.7)	(49.6)
Repurchase of common stock, net	(7.6)	(2.0)
Additions (payments) to debt, net	340.1	1,289.3
Other	(8.5)	2.0

Increase (Decr.) in Cash & Equiv.	$258.2	$(4.8)

FINANCIAL POSITION
	31-Mar
(In millions)	2020	2019	Change
Cash and equivalents	$505.8	$263.3
Receivables	568.2	665.3
Inventories	655.5	676.8
Other current assets	52.5	53.6

Total current assets	1,782.0	1,659.0	7%
Net fixed assets	809.5	810.3
Operating lease right-of-use assets	155.3	157.9
Goodwill	1,391.4	1,395.5
Intangible assets and deferred costs	843.8	931.1

TOTAL ASSETS	$4,982.0	$4,953.8	1%

Trade accounts payable	$429.1	$431.2
Current debt maturities	51.2	51.4
Current operating lease liabilities	39.6	38.1
Other current liabilities	334.8	346.3

Total current liabilities	854.7	867.0	(1)%
Long-term debt	2,415.2	2,409.6	0%
Operating lease liabilities	117.9	119.1
Deferred taxes and other liabilities	355.6	362.9
Equity	1,238.6	1,195.2	4%

Total Capitalization	4,127.3	4,086.8	1%

TOTAL LIABILITIES & EQUITY	$4,982.0	$4,953.8	1%

LEGGETT & PLATT	Page 7 of 8	May 4, 2020

SEGMENT RESULTS 1

	FIRST QUARTER
(In millions)	2020	2019	Change
Bedding Products
Trade Sales	$490.6	$554.3	(11)%
EBIT	30.0	44.1	(32)%
EBIT Margin	6.1%	8.0%	-190	bps [2]
Note impairment	8.4	—
Restructuring-related charges	—	5.6
ECS transaction costs	—	0.9

Adjusted EBIT	38.4	50.6	(24)%
Adjusted EBIT Margin	7.8%	9.1%	-130	bps
Depreciation and amortization	26.8	24.8

Adjusted EBITDA	65.2	75.4	(14)%
Adjusted EBITDA Margin	13.3%	13.6%	-30	bps

Specialized Products
Trade Sales	$234.5	$262.9	(11)%
EBIT	27.7	35.7	(22)%
EBIT Margin	11.8%	13.6%	-180	bps
Depreciation and amortization	11.2	10.2

EBITDA	38.9	45.9	(15)%
EBITDA Margin	16.6%	17.5%	-90	bps

Furniture, Flooring & Textile Products
Trade Sales	$320.4	$337.9	(5)%
EBIT	26.5	18.4	44%
EBIT Margin	8.3%	5.4%	290	bps
Restructuring-related charges	—	0.7

Adjusted EBIT	26.5	19.1	39%
Adjusted EBIT Margin	8.3%	5.7%	260	bps
Depreciation and amortization	6.5	6.6

Adjusted EBITDA	33.0	25.7	28%
Adjusted EBITDA Margin	10.3%	7.6%	270	bps

Total Company
Net Trade Sales	$1,045.5	$1,155.1	(9)%
EBIT - segments	84.2	98.2	(14)%
Intersegment eliminations and other	(3.5)	—

EBIT	80.7	98.2	(18)%
EBIT Margin	7.7%	8.5%	-80	bps
Note impairment [3]	8.4	—
Stock write-off from prior year divestiture [3]	3.5	—
Restructuring-related charges [3]	—	6.3
ECS transaction costs [3]	—	0.9

Adjusted EBIT [3]	92.6	105.4	(12)%
Adjusted EBIT Margin [3]	8.9%	9.1%	-20	bps
Depreciation and amortization - segments	44.5	41.6
Depreciation and amortization - unallocated [4]	3.0	4.7

Adjusted EBITDA [3]	$140.1	$151.7	(8)%
Adjusted EBITDA Margin	13.4%	13.1%	30	bps

LAST SIX QUARTERS

	2018	2019				2020
Selected Figures	4Q	1Q	2Q	3Q	4Q	1Q
Net Trade Sales ($ million)	1,046.7	1,155.1	1,213.0	1,239.3	1,144.9	1,045.5
Sales Growth (vs. prior year)	6%	12%	10%	14%	9%	(9)%
Volume Growth (same locations vs. prior year)	0%	(3)%	(6)%	(1)%	(1)%	(9)%

Adjusted EBIT [3]	120.0	105.4	136.0	147.9	140.1	92.6
Cash from Operations ($ million)	189.2	31.4	172.0	212.9	251.4	10.4

Adjusted EBITDA (trailing twelve months) [3]	609.0	619.9	651.0	689.1	721.3	709.7
(Long-term debt + current maturities) / Adj. EBITDA [3,5]	1.92	3.97	3.70	3.26	2.94	3.48

Organic Sales (vs. prior year) [6]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	8%	4%	(8)%	(9)%	(10)%	(15)%
Specialized Products	0%	(5)%	(3)%	5%	4%	(11)%
Furniture, Flooring and Textile Products	1%	(3)%	(4)%	1%	(2)%	(7)%
Overall	3%	(1)%	(6)%	(2)%	(4)%	(12)%

[1]	Segment and overall company margins calculated on Trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	May 4, 2020

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES12

	2018	2019				2020
Non-GAAP adjustments [7]	4Q	1Q	2Q	3Q	4Q	1Q
Note impairment	15.9		—			8.4
Stock write-off from prior year divestiture	—	—	—	—	—	3.5
Restructuring-related charges	16.3	6.3	—	3.8	5.0	—
ECS transaction costs	6.9	0.9	—	—	—	—

Non-GAAP adjustments (pretax) [8]	39.1	7.2	—	3.8	5.0	11.9
Income tax impact	(7.5)	(1.8)	—	(0.4)	(0.1)	(2.9)

Non-GAAP adjustments (after tax)	31.6	5.4	—	3.4	4.9	9.0

Diluted shares outstanding	134.7	135.0	135.2	135.4	135.8	135.6

EPS impact of non-GAAP adjustments	0.23	0.04	—	0.02	0.04	0.07

	2018	2019				2020
Adjusted EBIT, EBITDA, Margin, and EPS [7]	4Q	1Q	2Q	3Q	4Q	1Q
Net trade sales	1,046.7	1,155.1	1,213.2	1,239.3	1,144.9	1,045.5

EBIT (earnings before interest and taxes)	84.0	98.2	136.0	144.1	135.1	80.7
Non-GAAP adjustments (pretax and excluding interest) [9]	36.0	7.2	—	3.8	5.0	11.9

Adjusted EBIT ($ millions)	120.0	105.4	136.0	147.9	140.1	92.6

EBIT margin	8.0%	8.5%	11.2%	11.6%	11.8%	7.7%
Adjusted EBIT margin	11.5%	9.1%	11.2%	11.9%	12.2%	8.9%

EBIT	84.0	98.2	136.0	144.1	135.1	80.7
Depreciation and Amortization	35.1	46.3	50.0	48.4	47.2	47.5

EBITDA	119.1	144.5	186.0	192.5	182.3	128.2
Non-GAAP adjustments (pretax and excluding interest) [9]	36.0	7.2	—	3.8	5.0	11.9

Adjusted EBITDA ($ millions)	155.1	151.7	186.0	196.3	187.3	140.1

EBITDA margin	11.4%	12.5%	15.3%	15.5%	15.9%	12.3%
Adjusted EBITDA margin	14.8%	13.1%	15.3%	15.8%	16.4%	13.4%

Diluted EPS	0.39	0.45	0.64	0.74	0.64	0.34
EPS impact of non-GAAP adjustments	0.23	0.04	—	0.02	0.04	0.07

Adjusted EPS ($)	0.62	0.49	0.64	0.76	0.68	0.41

	2018	2019				2020
Total Debt to Adjusted EBITDA [10]	4Q	1Q	2Q	3Q	4Q	1Q
Total Debt	1,169.0	2,461.0	2,415.0	2,248.3	2,117.6	2,466.4
Adjusted EBITDA, trailing 12 months	609.0	619.9	651.0	689.1	721.3	709.7

Total Debt / Leggett Reported 12-month Adjusted EBITDA	1.92	3.97	3.71	3.26	2.94	3.48
Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [11]		3.56	3.45	3.15	2.93

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 4Q 2018: $4.4 million COGS, $19.6 million SG&A, $11.9 million other expense, $3.2 million interest expense. 1Q 2019: $2.4 million COGS, $0.9 million SG&A, $3.9 million other expense. 3Q 2019: ($0.9) million COGS, $4.7 million other expense. 4Q 2019: $4.9 million other expense. 1Q 2020: $8.4 million SG&A, $3.5 million other expense.

[9]	4Q 2018 excludes $3.2 million of financing-related charges recognized in interest expense.
[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended March 31, June 30, September 30, and December 31, 2019 is presented in the table below. Because the increase in total debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended March 31, June 30, September 30, and December 31, 2019 in the total debt / 12-month adjusted EBITDA calculation.

	4/1/18 – 1/16/19	7/1/18 – 1/16/19	10/1/18 – 1/16/19	1/1/19 – 1/16/19
ECS pre-acquisition adjusted EBITDA from:
Net earnings	12	6	—	(1)
Interest expense	33	22	12	1
Taxes	6	4	1	0

EBIT	51	32	13	—
Depreciation and Amortization	14	10	5	1
Change in control bonus	7	7	7	—

EBITDA	72	49	25	1

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	620	651	689	721
ECS pre-acquisition adjusted EBITDA	72	49	25	1

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	692	700	714	722

Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.56	3.45	3.15	2.93

[12]	Calculations impacted by rounding.